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                                                                      EXHIBIT 16


WINDES & MCCLAUGHRY                                      Von Karman Towers
ACCOUNTANCY CORPORATION                                  18201 Von Karman Avenue
                                                         Suite 1060
Certified Public Accountants                             Irvine, CA 92612
        & Consultants
Established 1926                                         Tel: (949) 271-2600
                                                         Fax: (949) 660-5681

                                                         www.windes.com

                                                         Other Offices:
                                                             Long Beach
                                                             Torrance

September 29, 2009


Audit Committee
PPOL, Inc.
Mr. Masao Yamamoto, CEO and CFO
c/o Mr. Hiro Isogawa
3070 Bristol St., Suite 440
Costa Mesa, CA 92626



Dear Committee:

This is to confirm that the client-auditor relationship between PPOL, Inc. (Commission File Number 000-50065) and Windes & McClaughry Accountancy Corporation has ceased.

Sincerely,

/s/ Windes & McClaughry
-----------------------
WINDES & MCCLAUGHRY


c.      Office of the Chief Accountant
        SECPS Letter File
        Securities and Exchange Commission
        Mail Stop 9-5
        450 Fifth Street, N.W.
        Washington, D.C. 20549